
THE WALL STREET FUND, INC.
SCHEDULE OF INVESTMENTS
December 31, 1999

                                                                       MARKET
SHARES                                                                  VALUE
------                                                                  -----

            COMMON STOCKS - 96.48%
            AEROSPACE- 0.68%
  5,000     Lockheed Martin Corp. ................................    $ 109,375
  1,000  +  L-3 Communications ...................................       41,625
                                                                     ----------
                                                                        151,000
                                                                     ----------

            BIOTECHNOLOGY - 10.95%
  8,300  +  Biochem Pharma Inc. ..................................      180,006
 10,000  +  Chiron Corp. .........................................      423,437
  8,000  +  Corixa Corp. .........................................      135,500
  8,000  +  Genzyme Corp. ........................................      359,500
  8,000  +  Incyte Pharmaceutics Inc. ............................      473,250
 10,000  +  Liposome Inc. ........................................      121,563
  4,000  +  Martek Biosciences Corp. .............................       48,750
  3,000  +  Sepracor Inc. ........................................      298,125
  5,000  +  Transkaryotic Therapies Inc. .........................      192,656
  8,000  +  Trimeris Inc. ........................................      189,500
                                                                     ----------
                                                                      2,422,287
                                                                     ----------

            DRUGS - 0.51%
  3,500     Pfizer Inc. ..........................................      113,531
                                                                     ----------

            ENERGY - 1.74%
  5,000     Andarko Petroleum Corporation ........................      170,625
 12,000  +  Petroleum Geo- ADR ...................................      213,750
                                                                     ----------
                                                                        384,375
                                                                     ----------

            ENTERTAINMENT - 1.66%
  4,000  +  Pixar ................................................      141,375
  5,000  +  Zomax Inc. ...........................................      226,094
                                                                     ----------
                                                                        367,469
                                                                     ----------

            FINANCIAL SERVICES - 0.77%
 10,000  +  First Sierra Financial Inc. ..........................      170,625
                                                                     ----------

            FOOD SERVICES - 0.72%
  4,000     Sysco Corp. ..........................................      158,250
                                                                     ----------

            HEALTH CARE - 2.26%
 10,000  +  Caremark RX Inc. .....................................       50,625
  5,000  +  First Health Group Corp. .............................      135,312
  1,400     Johnson & Johnson ....................................      130,375
  1,500  +  Millennium Pharmaceuticals Inc. ......................      182,859
                                                                     ----------
                                                                        499,171
                                                                     ----------

            INSURANCE - 1.38%
  3,000     Aflac Inc. ...........................................      141,562
  1,500     American International Group Inc. ....................      162,187
                                                                     ----------
                                                                        303,749
                                                                     ----------

            METALS & MINING - 0.33%
  3,000     Newmont Mining .......................................       73,500
                                                                     ----------

            MACHINERY - 3.07%
 60,000  +  Flow Intl. Corp. .....................................      678,750
                                                                     ----------
            MEDICAL TECHNOLOGY - 0.96%
  3,000  +  Alza Corp. ...........................................      103,875
  2,500  +  Inamed Corp. .........................................      109,531
                                                                     ----------
                                                                        213,406

            OFFICE EQUIPMENT - 3.76%
  5,000  +  Dell Computer Corp. ..................................      254,844
  3,000  +  EMC Corp. ............................................      327,750
  3,000  +  Network Appliance Inc. ...............................      249,094
                                                                     ----------
                                                                        831,688
                                                                     ----------

            PUBLISHING/ VIDEO/ BROADCAST - 2.55%
  4,000     Comcast  Corp - Class A Special ......................      202,125
 10,000  +  Infinity Broadcast Corp. .............................      361,875
                                                                     ----------
                                                                        564,000
                                                                     ----------

            RETAIL - 8.12%
  3,000  +  Bed Bath & Beyond Inc. ...............................      103,969
  5,000     Gap Inc. .............................................      230,000
 10,500     Home Depot Inc. ......................................      719,906
  7,000     Tiffany & Co. ........................................      624,750
  4,000     Walgreen Co. .........................................      117,000
                                                                     ----------
                                                                      1,795,625
                                                                     ----------

            SEMICONDUCTORS - 15.10%
  6,000  +  Analog Devices Inc. ..................................      558,000
  4,000     Intel Corp. ..........................................      329,125
  3,000  +  Rambus Inc. ..........................................      202,219
 10,000  +  RF Micro Devices Inc. ................................      682,813
  3,000     Texas Instruments Inc. ...............................      290,625
  7,500  +  Transwitch Corp. .....................................      544,219
 14,000  +  Vitesse Semi-Conductor Corp. .........................      733,688
                                                                     ----------
                                                                      3,340,689
                                                                     ----------

            SERVICES - 15.12%
  5,000  +  America Online Inc. ..................................      377,187
  6,666  +  At Home Corp. ........................................      286,430
  5,000  +  Cendant Corp. ........................................      132,813
  7,000     Cintas Corp. .........................................      371,656
  1,500  +  CMG Information Services Inc. ........................      415,266
 10,000  +  Electronic Processing ................................      148,125
  2,000  +  Healtheon/Webmd ......................................       75,250
  1,000  +  Lernout & Hauspie Speech .............................       46,031
  3,000  +  Network Solutions ....................................      652,781
 20,000  +  Renaissance Worldwide Inc. ...........................      146,250
  7,000  +  Spacehab Inc. ........................................       37,406
  5,000  +  USWeb Corp. ..........................................      222,344
  1,000  +  Yahoo Inc. ...........................................      432,719
                                                                     ----------
                                                                      3,344,258
                                                                     ----------

            SOFTWARE - 17.75%
 21,000  +  Aremissoft Corp. .....................................      686,438
  5,000  +  Avant Corp. ..........................................       75,156
  5,000  +  Bottomline Technologies ..............................      180,313
  7,000  +  Claimsnet.com Inc. ...................................       69,781
  8,000  +  New Era of Networks Inc. .............................      382,000
 25,000  +  Object Design Inc. ...................................      363,281
  5,000  +  Parametric Technologies ..............................      135,156
  8,000  +  Peoplesoft Inc. ......................................      170,250
  8,000  +  Rational Software Corp. ..............................      393,750
  2,000     Sap Ag- ADR ..........................................      104,125
  5,000  +  Spyglass Inc. ........................................      189,219
  3,000  +  Synopsys Inc. ........................................      199,781
  4,000  +  Verisign Inc. ........................................      764,250
  5,000  +  Verity Inc. ..........................................      212,656
                                                                     ----------
                                                                      3,926,156
                                                                     ----------

                                                                          Page 1

                       See notes to financial statements.




THE WALL STREET FUND, INC.
SCHEDULE OF INVESTMENTS (continued)
December 31, 1999


                                                                       MARKET
SHARES                                                                  VALUE
------                                                                  -----




            TELECOMMUNICATIONS - 9.05%
  1,000  +  China Telecom ADR ....................................    $ 128,563
  4,000  +  Ciena Corp. ..........................................      230,125
  3,000  +  Cisco Systems Inc. ...................................      321,281
  3,500  +  Leap Wireless Intl. Inc. .............................      273,875
  6,000  +  MCI Worldcom Inc. ....................................      318,188
  3,500  +  Nextel Communications Inc. ...........................      360,828
  5,000  +  Open Text Corp. ......................................       89,844
  2,500  +  Proxim Inc. ..........................................      278,594
                                                                     ----------
                                                                      2,001,298
                                                                     ----------

            TOTAL COMMON STOCKS
               (Cost $9,841,605) .................................   21,339,827
                                                                     ----------

PRINCIPAL                                                             MARKET
AMOUNT                                                                VALUE
------                                                                -----

            CONVERTIBLE BONDS - 3.29%
$800,000    Executone Information Systems, 7.50%, 03/15/2011
               (Cost $348,463) ...................................      728,000

            TOTAL INVESTMENTS
               (Cost $10,190,068)              99.77%                22,067,827

            OTHER ASSETS LESS LIABILITIES       0.23%                    50,226
                                              -------               -----------
            TOTAL NET ASSETS                  100.00%               $22,118,053
                                              =======               ===========

        At December 31, 1999, the cost for federal tax purposes is $10,212,152.
Gross unrealized appreciation and depreciation of securities are as follows:

                Gross unrealized appreciation                       $11,894,679
                Gross unrealized depreciation                           (39,004)
                                                                    -----------
                Net unrealized appreciation                         $11,855,675
                                                                    ===========

 + Non-income producing security.


THE WALL STREET FUND, INC.
STATEMENT OF ASSETS AND LIABILITIES
December 31, 1999


ASSETS:
Investments in securities, at value
        (cost $10,190,068)  (Note 1) ..............                $ 22,067,827
Cash ..............................................                      70,245
Receivables:
        Interest and dividends ....................$     17,687
                                                                         17,687
Other assets ......................................                       2,185
        Total Assets ..............................                  22,157,944

LIABILITIES:
Payables:
        Investment advisory fee ...................      14,429
        Investment securities purchased ...........      15,996
        Accrued expenses ..........................       9,466
                                                   ------------

                Total Liabilities .................                      39,891
                                                                   ------------
                        Net Assets ................                $ 22,118,053
                                                                   ============

Net Assets Consist of:
        Paid in capital ...........................                $ 10,268,238
        Unrealized appreciation on
                investments .......................                  11,877,759
        Accumulated net realized loss
                on investments ....................                     (27,944)
                                                                   ------------
                        Net Assets ................                $ 22,118,053
                                                                   ============
Net asset value and
        redemption price per share
        ($22,118,053/1,779,139 shares
        outstanding) (Note 4) .....................                $      12.43
                                                                   ============
Maximum offering price per share
        (100/96 of $12.43) ........................                $      12.95
                                                                   ============

                       See notes to financial statements.


THE WALL STREET FUND, INC.
STATEMENT OF OPERATIONS
For the year ended December 31, 1999


INVESTMENT INCOME:
Income:
        Dividends ...........................................       $    24,872
        Interest ............................................            75,748
                                                                    -----------
Total income ................................................           100,620
                                                                    -----------

Expenses:
        Investment adviser fees
                (Note 3) ....................................           125,325
        Accounting services (Note 3) ........................            48,917
        Professional fees ...................................            34,172
        Directors fees and expenses .........................            29,200
        Transfer agent fees and
                dividend paying expenses (Note 3) ...........            25,400
        Custodian fees ......................................            18,465
        Registration fees ...................................            14,050
        Reports to shareholders .............................            12,472
        Miscellaneous .......................................            12,373
                                                                    -----------
Total Expenses ..............................................           320,374
        Less:
                Reimbursed expenses (Note 3) ................           (35,232)
                                                                    -----------
                Net expenses ................................           285,142
                                                                    -----------
Net investment loss .........................................          (184,522)
                                                                    -----------

NET REALIZED AND UNREALIZED GAINS
ON INVESTMENTS
Net realized gains from
        investment transactions .............................         3,928,244
Net increase in unrealized
        appreciation of investments .........................         5,284,830
                                                                    -----------
Net realized and unrealized gains
        on investments ......................................         9,213,074
                                                                    -----------
Net increase in net assets
        resulting from operations ...........................       $ 9,028,552
                                                                    ===========




THE WALL STREET FUND, INC.
STATEMENTS OF CHANGES IN NET ASSETS


                                                     FOR THE         FOR THE
                                                   YEAR ENDED      YEAR ENDED
                                                  DECEMBER 31,    DECEMBER 31,
                                                     1999            1998
                                                     ----            ----

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS:
Net investment loss ........................     $   (184,522)     $   (223,701)
Net realized gains from
        investment transactions ............        3,928,244           428,546
Net increase in unrealized
        appreciation of investments ........        5,284,830         4,639,727
                                                 ------------      ------------
Net increase in net assets
        resulting from operations ..........        9,028,552         4,844,572

Distributions to shareholders from:
        Net realized gains from
        investment transactions
        ($2.59 and $0.23 per share,
        respectively) ......................       (3,751,785)         (435,983)
        Net capital share transactions
        (Note 4) ...........................       (1,478,136)       (1,665,994)
                                                 ------------      ------------
Total increase in net assets ...............        3,798,631         2,742,595

NET ASSETS:
Beginning of period ........................       18,319,422        15,576,827
                                                 ------------      ------------

End of period ..............................     $ 22,118,053      $ 18,319,422
                                                 ============      ============

                                                                          Page 3

                       See notes to financial statements.

THE WALL STREET FUND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1999


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
The Fund is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The primary objective of the Fund is growth of capital. To achieve this objective the Fund normally invests in common stocks, which, in the opinion of the investment adviser offer prospects of sustained growth. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles for investment companies. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(A) SECURITIES VALUATIONS - The fair value of investments is based on the published last sale prices on national securities exchanges, or, in the absence of recorded sales, at the mean between the closing bid and asked prices on such exchanges or over-the-counter. When market quotations are not readily available securities will be valued at fair value as determined in good faith by the Fund's Board of Directors.

(B) FEDERAL INCOME TAXES - No provision for federal income taxes has been made in the accompanying financial statements, since the Fund intends to continue to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to its shareholders substantially all of its net investment income and net realized gains on investments.

(C) OTHER - Security transactions are accounted for on the date securities are purchased or sold. Dividend income and distributions to shareholders are recorded on the ex-dividend date. The net realized gains and losses are determined on the identified cost basis. The Fund may periodically make reclassifications among certain of its capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles.

(2) PURCHASES AND SALES OF SECURITIES:
Purchases and sales of investment securities, during the year ended December 31, 1999 aggregated $17,190,750 and $22,368,153, respectively.

(3) INVESTMENT ADVISORY FEES AND OTHER:
The advisory agreement provides for advisory fees of 1/16 of 1% monthly (equivalent to 3/4 of 1% per annum) of the first $125,000,000 of average net assets of the Fund. The present advisory agreement also provides for the adviser to reimburse the Fund for any expenses (including the advisory fee but excluding taxes, interest and brokerage fees and extraordinary expenses incurred in connection with any matter not in the ordinary course of business of the Fund) over 2% of the first $10,000,000, 1 1/2% of the next $20,000,000 and 1% of any balance of the average daily net asset value.

For the year ended December 31, 1999, Wall Street Management Corporation (WSMC) earned investment advisory fees of $125,325 with $35,232 reimbursed to the Fund for expenses, of which $15,245 related to the reimbursement of 1998 expenses.

The adviser also serves as the Fund's principal underwriter. For the year ended December 31, 1999, WSMC received $70 as its portion of the sales charge on sales of shares of the Fund. Certain of the officers and directors of the Fund are officers and directors of WSMC.

The Fund has arranged for American Data Services, Inc., of which the Fund's Secretary and Treasurer is an officer, to prepare the accounting records and perform administrative and transfer agent services for the Fund. Costs incurred totaled $74,317 for the year ended December 31, 1999.

(4) CAPITAL STOCK:
At December 31, 1999 there were 5,000,000 shares of $1 par value capital stock authorized. Transactions in capital stock during the year ended December 31, 1999 and the year ended December 31, 1998 were as follows:


                                         1999                     1998
                               -----------------------    -----------------------
                                 SHARES       AMOUNT        SHARES       AMOUNT
                                 ------       ------        ------       ------

Shares sold .............       130,096    $ 1,390,145     322,128    $ 2,443,294
Shares issued for
        reinvestment of
        distribution from
        realized gains ..       321,220      3,610,507      46,364        393,171
Shares redeemed .........      (622,149)    (6,478,788)   (541,316)    (4,502,459)
                               --------    -----------    --------    -----------
Net (decrease) ..........      (170,833)   ($1,478,136)   (172,824)   ($1,665,994)
                               ========    ===========    ========    ===========




FINANCIAL HIGHLIGHTS
(For a fund share outstanding throughout each year)


                                                                      Year Ended December 31,
                                            1999       1998      1997     1996      1995       1994       1993      1992      1991
                                            ----       ----      ----     ----      ----       ----       ----      ----      ----


Net asset value, beginning of year .......$  9.39    $  7.34   $  7.96   $  8.19   $  7.42   $  8.03   $  7.60   $  7.27   $  5.54
                                          -------    -------   -------   -------   -------   -------   -------   -------   -------
Income from investment operations
Net investment income (loss) .............  (0.10)     (0.11)    (0.08)    (0.06)    (0.03)    (0.02)    (0.02)     0.01      0.03
Net realized and unrealized gains (losses)
        on investments ...................   5.73       2.39     (0.13)     0.98      2.60     (0.38)     1.00      0.54      2.95
                                          -------    -------   -------   -------   -------   -------   -------   -------   -------
Total from investment operations .........   5.63       2.28     (0.21)     0.92      2.57     (0.40)     0.98      0.55      2.98
                                          -------    -------   -------   -------   -------   -------   -------   -------   -------

Less distributions
Dividends from net investment income .....   0.00       0.00      0.00      0.00      0.00      0.00      0.00     (0.01)    (0.03)
Distribution from realized gains
        from security transactions .......  (2.59)     (0.23)    (0.41)    (1.15)    (1.80)    (0.21)    (0.55)    (0.21)    (1.21)
Return of capital distribution ...........   0.00       0.00      0.00      0.00      0.00      0.00      0.00     (0.01)    (0.01)
                                          -------    -------   -------   -------   -------   -------   -------   -------   -------
Total distributions ......................  (2.59)     (0.23)    (0.41)    (1.15)    (1.80)    (0.21)    (0.55)    (0.22)    (1.25)
                                          -------    -------   -------   -------   -------   -------   -------   -------   -------

Net asset value, end of year .............$ 12.43    $  9.39   $  7.34   $  7.96   $  8.19   $  7.42   $  8.03   $  7.60   $  7.27
                                          =======    =======   =======   =======   =======   =======   =======   =======   =======

Total return** ...........................  62.88%     31.40%    (2.37%)   11.45%    36.50%    (4.86%)   13.17      7.61%    54.36%

Ratios/supplemental data
Net assets, end of period (in 000's) ..... 22,118     18,319    15,577    15,939    14,383    11,080    11,561    11,202    11,032
Ratio of expenses to average net assets ..   1.92%      1.89%     1.82%     1.84%     2.02%     2.12%     2.04%     2.15%     2.10%
Ratio of expenses to average net assets,
        net of reimbursement .............   1.80%*     1.89%*    1.82%     1.82%     1.90%     1.96%     1.96%     1.97%     1.98%
Ratio of net investment income (loss) to
        average net assets ...............  (1.23%)    (1.33%)   (0.96%)   (0.70%)   (0.50%)   (0.47%)   (0.31%)   (0.08%)    0.30%
Ratio of net investment income (loss)
        to average net assets, net of
        reimbursement                       (1.11%)*   (1.33%)*  (0.96%)   (0.68%)   (0.38%)   (0.31%)   (0.23%)    0.09%     0.43%
Portfolio turnover rate .................. 104.18%    165.84%   121.12%   142.11%   143.27%    89.01%   107.22%   112.47%   159.52%

* These ratios would have been .09% lower with the reimbursement of 1998 expenses included therein.
**These returns do not include the effect of the Fund's sales charge.